EXHIBIT 3.18


                                           FEDERAL IDENTIFICATION NO: 04-2741310

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            CERTIFICATE OF CORRECTION
                    (General Laws, Chapter 156B, Section 6A)

     1. Exact name of corporation: PrimeSource Healthcare, Inc.

     2. Document to be corrected: Certificate of Vote of Directors Establishing A Class of Series of Stock (relating to Series C Convertible Preferred Stock)

     3. The above mentioned document was filed with the Secretary of the Commonwealth on February 27, 2001

     4. Please state the inaccuracy or defect in said document:

         Through Scrivener's error, the multiplier (the "Multiplier") and the conversion price (the "Conversion Price") for use with the conversion of the Series C Convertible Preferred Stock of PrimeSource Healthcare, Inc., which appear in Section 5(a) of the Certificate of Vote were inaccurately listed as "$1,069" and "$42.76" respectively.

     5. Please state corrected version of the document

         The Multiplier is hereby corrected to read "$42.76" and the Conversion Price is hereby corrected to read "1.71".

     Note: This correction should be singed by the person(s) required by law to sign the original document.


SIGNED UNER THE PENALTIES OF PERJURY, this 13th day of July, 2001.


/s/ John F. Rooney                          Vice President
--------------------------

/s/ Michael K. Bayley                       Clerk
--------------------------


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Note: If the inaccuracy or defect to be corrected is not apparent on the face of the document, minutes of the meeting substantiating the error must be filed with the certificate. Additional information may be provided on separate 81/2x 11 sheets of white paper with a left margin of at least 1 inch.








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